Exhibit 5.2

[LETTERHEAD OF SULLIVAN & CROMWELL LLP]

September 3, 2009

HCP, Inc.,
3760 Kilroy Airport Way, Suite 300,
Long Beach, California 90806.

Ladies and Gentlemen:

        We are acting as special counsel to HCP, Inc., a Maryland corporation (the "Company"), in connection with its filing of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933 (the "Act"). The Registration Statement registers an indeterminate amount and number of the following securities (collectively, the "Securities"):

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  debt securities (the "Debt Securities") to be issued under an indenture dated as of September 1, 1993 between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the "Indenture");

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  shares of common stock, $1.00 par value per share, of the Company (the "Common Stock");

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  shares of preferred stock, $1.00 par value per share, of the Company (the "Preferred Stock");

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  depositary shares representing Preferred Stock (the "Depositary Shares");

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  warrants or other rights to purchase Debt Securities, Preferred Stock, Common Stock, Depositary Shares or Units (the "Warrants");

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  stock purchase contracts with respect to Common Stock, Preferred Stock, Depositary Shares or other security or property (the "Stock Purchase Contracts"); and

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  units comprised of two or more of the foregoing Securities (the "Units").

        In connection with the filing of the Registration Statement, we, as your special counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

        Upon the basis of such examination, we advise you that, in our opinion:

        1.    Debt Securities.    The Indenture has been duly executed and delivered by the Company. When the Registration Statement has become effective under the Act, when the terms of the Debt Securities to be issued under the Indenture and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and when the Debt Securities have been duly executed and authenticated in accordance with the Indenture and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Company's Board of Directors, or a duly authorized committee thereof, the Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Debt Securities covered by the opinion in this paragraph include any Debt Securities that may be issued as part of the Units or upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities.

        2.    Depositary Shares.    When the Registration Statement has become effective under the Act, when the terms of the deposit agreements under which the Depositary Shares are to be issued have been duly established and the deposit agreements have been duly executed and delivered, when the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the applicable deposit agreements, when the Preferred Stock represented by the Depositary Shares has been duly delivered to the applicable depositaries and when the depositary receipts evidencing the Depositary Shares have been duly issued against deposit of the Preferred Stock in accordance with the applicable deposit agreements and issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Company's Board of Directors, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the depositary receipts evidencing the depositary shares will be validly issued and will entitle the holders thereof to the rights specified in the depositary shares and the applicable deposit agreements, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Depositary Shares covered by the opinion in this paragraph include any Depositary Shares that may be issued as part of the Units or upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities.

        3.    Warrants or Other Rights.    When the Registration Statement has become effective under the Act, when the terms of the agreements or other instruments under which the Warrants or other rights are to be issued have been duly established and the agreements or other instruments have been duly executed and delivered, when the terms of the Warrants or other rights and of their issuance and sale have been duly established in conformity with the applicable agreement or other instruments and when the Warrants or other rights have been duly executed and authenticated in accordance with the applicable agreement or other instruments and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Company's Board of Directors, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Warrants or other rights will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Warrants or other rights covered by the opinion in this paragraph include any Warrants or other rights that may be issued as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities.

        4.    Stock Purchase Contracts.    When the Registration Statement has become effective under the Act, when the terms of the governing instruments or agreements under which the Stock Purchase Contracts are to be issued have been duly established and the governing documents have been duly executed and delivered, when the terms of the Stock Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable governing documents and when the Stock Purchase Contracts have been duly executed and authenticated in accordance with the applicable governing documents and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Company's Board of Directors, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Stock Purchase Contracts will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Stock Purchase Contracts covered by the opinion in this paragraph include any Stock Purchase Contracts that may be issued as part of the Units or upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities.

        5.    Units.    When the Registration Statement has become effective under the Act, when the terms of the unit agreements under which the Units are to be issued have been duly established and the unit agreements have been duly executed and delivered, when the terms of the Units and of their issuance and sale have been duly established in conformity with the applicable unit agreements and when the Units have been duly executed and authenticated in accordance with the applicable unit agreements and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in resolutions duly adopted by the Company's Board of Directors, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Units will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Units covered by the opinion in this paragraph include any Units that may be issued upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities.

        The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the laws of the State of California, and we are expressing no opinion as to the applicability thereto, or effect thereon, of the laws of any other jurisdiction.

        Also, with your approval, we have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible and we have assumed, without independent verification, that the Indenture has been duly authorized, executed and delivered by the trustee thereunder, that all other governing documents under which the Securities are to be issued, as well as the Stock Purchase Contracts, if applicable, will have been duly authorized by the Company, executed and delivered by all parties thereto other than the Company and that the signatures on documents examined by us are genuine. We have further assumed that the issuance or delivery by the Company of any securities other than the Securities, or of any other property, upon exercise or otherwise pursuant to the terms of the Securities, will be effected pursuant to authority granted in resolutions duly adopted by the Company's Board of Directors, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. Finally, we have assumed that the authority granted in resolutions duly adopted by the Company's Board of Directors, or a duly authorized committee thereof, will remain in effect at all relevant times and that no Securities will be issued or other action taken in contravention of any applicable limit established pursuant to such resolutions from time to time.

        We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Securities, or as to the effect that their performance of such obligations may have upon any of the matters referred to above. Nor are we expressing an opinion as to securities of any persons other than the Company.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Validity of Securities" in the prospectus contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,
/s/ SULLIVAN & CROMWELL LLP